UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2020

ATN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

500 Cummings Center

Beverly, MA 01915

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ATNI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2020, Martin L. Budd informed the board of directors (the “Board”) of ATN International, Inc. (the “Company”) of his intention to resign his position on the Board, effective June 16, 2020. The Company expresses gratitude to Mr. Budd for his contributions to the Board and the Company. Mr. Budd’s departure is not related to any disagreement with the Company or the Board regarding any matter related to the Company’s operations, policies or practices.

On May 9, 2020, the Board determined, effective June 17, 2020, to appoint Pamela F. Lenehan as a director due to her broad financial, operating and advisory experience and her qualification as a financial expert. Ms. Lenehan spent more than 20 years in financial services. In June 2002, Ms. Lenehan founded Ridge Hill Consulting, LLC and has served as President since that time. Previously, she served as Chief Financial Officer of Convergent Networks, a high technology start-up and was Senior Vice President, Corporate Development and Treasurer of Oak Industries, a NYSE-listed manufacturer of telecommunications components. She also previously served as a Managing Director in Investment Banking for 14 years at Credit Suisse First Boston and started her career in corporate banking at Chase Manhattan Bank. Ms. Lenehan is also currently a director of New Residential Investment Corp., the Center for Women & Enterprise, the National Association of Corporate Directors New England Chapter, and is co-chair of the Boston Chapter of Women Corporate Directors. Ms. Lenehan previously served on the boards of Monotype Imaging, Civitas Solutions, American Superconductor, Spartech Corporation and Avid Technology. Ms. Lenehan has a B.A. in Mathematical Economics, Cum Laude and with Honors, and a M.A. in Economics from Brown University. She holds an Executive Masters Professional Director Certification, Silver Level, from the American College of Corporate Directors, a national director education organization, and in 2017 received their Distinguished Director Award.

The Board also anticipates naming Ms. Lenehan to serve on the Audit Committee of the Board of Directors. Ms. Lenehan will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the Company’s proxy statement for the 2019 annual meeting of stockholders.

There are no arrangements or understandings between Ms. Lenehan and any other person pursuant to which Ms. Lenehan was selected as a director. Since the beginning of the Company’s last year, there have not been any transactions, or currently proposed transactions, or series of similar transactions, in which the Company was a party and in which Ms. Lenehan had a direct or indirect material interest.

Item 8.01	Other Events

The Board has also determined to hold the Company’s Annual Meeting of Stockholders (the “2020 Annual Meeting”) on Tuesday, September 15, 2020, at a time to be specified in the Company’s Proxy Statement for the 2020 Annual Meeting.

Because the scheduled date of the 2020 Annual Meeting is more than 30 days after the anniversary date of the Company’s 2019 Annual Meeting of Stockholders, prior deadlines regarding the submission of stockholder proposals in connection with the 2020 Annual Meeting are no longer applicable. Pursuant to Rule 14a-5(f) under the Exchange Act, the Company is providing notice of certain revised deadlines for the submission of stockholder proposals in connection with the 2020 Annual Meeting. In order for a stockholder proposal to be considered timely for inclusion in the Company’s Proxy Statement for the 2020 Annual Meeting pursuant to Rule 14a-8 (“Rule 14a-8”) under the Exchange Act, such proposal must be received by us by June 9, 2020, which the Company has determined to be a reasonable time prior to the mailing of proxy materials for the 2020 Annual Meeting. Additionally, in order for a stockholder proposal made outside of Rule 14a-8 to be considered timely within the meaning of Rule 14a-4(c)(1) of the Exchange Act, such proposal must also be received by us by June 9, 2020.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

104	Cover page formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATN INTERNATIONAL, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: May 12, 2020.

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